EXHIBIT H

FEES PAID TO NB LLC
(Pursuant to Sub-Advisory Agreement with respect to the Trust and Fund between
NB Management and NB LLC)

NEUBERGER BERMAN EQUITY FUNDS
(fees paid for fiscal year ended August 31, 2008)

Fund	Sub-advisory Fees(1)
Neuberger Berman Century Fund	$ [ _____ ]
Neuberger Berman Climate Change Fund	$ [ _____ ]
Neuberger Berman Equity Income Fund	$ [ _____ ]
Neuberger Berman Focus Fund	$ [ _____ ]
Neuberger Berman Genesis Fund	$ [ _____ ]
Neuberger Berman Guardian Fund	$ [ _____ ]
Neuberger Berman International Fund	$ [ _____ ]
Neuberger Berman International Institutional Fund	$ [ _____ ]
Neuberger Berman International Large Cap Fund	$ [ _____ ]
Neuberger Berman Large Cap Disciplined Growth Fund	$ [ _____ ]
Neuberger Berman Mid Cap Growth Fund	$ [ _____ ]
Neuberger Berman Partners Fund	$ [ _____ ]
Neuberger Berman Real Estate Fund	$ [ _____ ]
Neuberger Berman Regency Fund	$ [ _____ ]
Neuberger Berman Select Equities Fund	$ [ _____ ]
Neuberger Berman Small Cap Growth Fund	$ [ _____ ]
Neuberger Berman Small and Mid Cap Growth Fund	$ [ _____ ]
Neuberger Berman Socially Responsive Fund	$ [ _____ ]

(1) Fees paid on the basis of direct and indirect costs to NB LLC in performing services.

H-1

FEES PAID TO LBAM
(Pursuant to Sub-Advisory Agreement with respect to the Trust and Fund between
NB Management and LBAM)

LEHMAN BROTHERS INCOME FUNDS
(for fiscal year ended October 31, 2008)

Fund	Sub-advisory	Rate of Compensation
	Fees	based on each Fund’s
		average daily net assets
Neuberger Berman California Tax-Free Money Fund	$[ ___ ]	[____]%
Neuberger Berman Cash Reserves	$[ ___ ]	(1)
Neuberger Berman Core Bond Fund	$[ ___ ]	[____]%
Neuberger Berman Government Money Fund	$[ ___ ]	(1)
Neuberger Berman High Income Bond Fund	$[ ___ ]	(1)
Neuberger Berman Municipal Money Fund	$[ ___ ]	(1)
Neuberger Berman Municipal Securities Trust	$[ ___ ]	(1)
Neuberger Berman New York Municipal Money Fund	$[ ___ ]	[____]%
Neuberger Berman Short Duration Bond Fund	$[ ___ ]	(1)
Neuberger Berman Strategic Income Fund	$[ ___ ]	(1)
Neuberger Berman Tax-Free Money Fund	$[ ___ ]	[____]%

(1) Fees paid on the basis of direct and indirect costs to LBAM in performing services.

LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY FUNDS
(for fiscal year ended March 31, 2008)

Fund	Sub-advisory	Rate of Compensation
	Fees	based on each Fund’s
average daily net assets
Neuberger Berman Treasury Fund	$[ ___ ]	[___]%

[(1) Fees paid on the basis of direct and indirect costs to LBAM in performing services]

NEUBERGER BERMAN INSTITUTIONAL LIQUIDITY SERIES
(for fiscal year ended March 31, 2008)

Fund	Sub-advisory	Rate of Compensation
	Fees	based on each Fund’s
average daily net assets
Neuberger Berman Institutional Cash Fund	$[ ___ ]	[___]%
Neuberger Berman Prime Money Fund	$[ ___ ]	[___]%

[(1) Fees paid on the basis of direct and indirect costs to LBAM in performing services]

H-2